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Exhibit 23.03

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 16, 2000, except as to Note 8 which is as of July 6, 2000, relating to the financial statements of DVDO Inc., which appears in Silicon Image, Inc.'s Current Report on Form 8-K (No. 000-26887) dated July 6, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
October 1, 2001

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  Exhibit 23.03